IGENE BIOTECHNOLOGY, INC.


                     Notice of Annual Meeting of Stockholders
                                December 14, 1995


TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of IGENE Biotechnology, Inc. (the "Company") will be held at Kimelman & Baird, LLC, 100 Park Avenue, Suite 1101-S2, New York, New York at 10:00 a.m., Thursday, December 14, 1995 local time for the following purposes:

  1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

  2. To consider and act upon an amendment to the Company's 1986 Stock Option Plan to increase from 1,200,000 to 2,000,000 the number of shares of Company Common Stock $.01 par value ("Common Stock") which may be issuable pursuant to options granted under the Plan.

  3. To ratify the action of the Board of Directors to cancel certain promissory notes of the Company in favor of those directors who made loans to the Company totalling $536,300 in consideration for the issuance to such directors of its equivalent in common stock and warrants. Approval of this proposal will increase the amount of stock held by the
          Officers and Directors of the Company from  48.2% to 58.0%.

  4. To ratify the action of the Board of Directors in the selection of Berenson & Company as independent accountants of the
     Company for the fiscal year ending December 31, 1995.

  5. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

       Stockholders of record at the close of business on October 20, 1995 will be entitled to notice of and to vote at the meeting or at any adjournments thereof.

    All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged promptly to sign, date and mail the enclosed Proxy in the envelope provided for that purpose. A majority of the outstanding voting shares must be represented at the meeting in order to transact business, and whether you own a few or many shares, your Proxy is important in fulfilling this requirement. Returning your Proxy does not deprive you of your right to attend the meeting and vote your shares in person.



                              By Order of the Board of Directors


                              Stephen F. Hiu
                              President and Secretary

                            IGENE BIOTECHNOLOGY, INC.


                                 PROXY STATEMENT


     This Proxy Statement is furnished by the Board of Directors in connection with the solicitation by the Company from holders of the Common Stock, $.01 par value, of the Company (the "Common Stock") and 8% Cumulative Convertible Preferred Stock,
Series A, $.01 par value of the Company (the "Preferred Stock") of Proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, December 14, 1995 local time at Kimelman & Baird, LLC, 100 Park Avenue, Suite 1101-S2, New
York, New York, or at any adjournment thereof. The approximate date on which this Proxy Statement and attached form of Proxy were first mailed to stockholders is November 10, 1995.

     The principal executive offices of the Company are located at 9110 Red Branch Road, Columbia, Maryland 21045.

     The expense of preparing, printing and mailing the Proxies will be borne by the Company. In addition to the solicitation of Proxies by mail, the Company may arrange for brokerage houses and other custodians, nominees and fiduciaries to send Proxies and Proxy material to their principals at the expense of the Company.

     Any Proxy may be revoked by a stockholder at any time prior to its use by execution of another Proxy bearing a later date, by written notice to any of the persons named in the Proxy, or by oral or written statement at the meeting. Shares represented by any Proxy properly executed and received pursuant to this solicitation will be voted at the meeting in accordance with the Proxy, or if the Proxy does not specify, in accordance with the recommendation of the Board of Directors.

     Holders of record at the close of business on October 20, 1995 of outstanding Common Stock and Preferred Stock of the Company are entitled to notice of and to vote at the Meeting. At October 20, 1995, the Company had 14,255,738 shares of Common
Stock and 225,842 shares of Preferred Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to two votes. The Common Stock and Preferred Stock shall be treated as one class for purposes of voting. There is no provision for cumulative voting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

The consolidated Balance Sheets and the Consolidated Statements of Income and Changes in Cash Flows as reported in the
Company's:

       a.  Annual Report on Form 10-KSB/A for the year ended December 31, 1994,
       b. Annual Reports on Form 10-KSB for the years ended December 31, 1993, and 1992,
       c.  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1994,
and
       d.  Quarterly Report on Form 10-QSB/A for the quarter ended June 30,
1995

ELECTION OF DIRECTORS

     At the Meeting seven (7) directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Shares represented by Proxies will be voted for the election of nominees named below unless authority to do so is withheld. Management has no reason to believe that any nominee will be unable to serve if elected. If any nominee should be unable to serve, the shares represented by a Proxy will be voted for a substitute nominee to be designated by management. A plurality of the votes cast is necessary for election.

     Name           Age       Position with IGENE

Michael G. Kimelman           56        Chairman of the Board of Directors

Thomas L. Kempner        67        Vice Chairman of the Board of Directors

Stephen F. Hiu           38        President, Secretary, Acting Treasurer,
                                   and Director of Research and Development

Patrick F. Monahan       44        Director, and Director of Manufacturing

Joseph C. Abeles         80        Director

John A. Cenerazzo        71        Director

Sidney R. Knafel         64        Director


MICHAEL G. KIMELMAN was elected a Director of the Company in February 1991 and Chairman of the Board of Directors in March 1991. He is the Managing Partner of Kimelman & Baird, LLC He is a founder of Blue Chip Farms, a standardbred horse-breeding farm, and has been an officer of the same since its inception in 1968. Mr. Kimelman is currently a Director of the Harness
Horse Breeders of New York State and serves on the Board of the Hambletonian Society.

THOMAS L. KEMPNER is Vice Chairman of the Board of Directors and has been a Director of the Company since its inception in October 1981. He is and has been Chairman and Chief Executive Officer of Loeb Partners Corporation, investment bankers, New
York, and its predecessors since February 1978. He is currently a Director of Alcide Corporation, Arlen Development Corp.,
Energy Research Corp., Intermagnetics General Corp., Northwest Airlines, Inc., Roper Worldwide, Inc., and Silent Radio, Inc.

STEPHEN F. HIU was appointed President and Treasurer in March 1991, Secretary in July 1990, and elected a Director in August
1990. He has been Director of Research and Development since January 1989 and, prior thereto, was Senior Scientist since
December 1985, when he joined the Company. He was a post-doctoral Research Associate at the Virginia Polytechnic Institute and
State University, Blacksburg, Virginia, from January 1984 until December 1985. Dr. Hiu holds a Ph.D. degree in microbiology from Oregon State University and a B.S. degree in biological sciences from the University of California, Irvine.

PATRICK F. MONAHAN was appointed Director of Manufacturing and elected a Director of the Company in April 1991 and has managed the Company's fermentation pilot plant since 1982. Prior thereto, he was a technical specialist in the fermentation pilot plant of W.R. Grace and Co. from 1975 to 1982. He received an Associate in Arts degree in biology from Allegheny Community
College and a B.S. degree in biology with a minor in Chemistry from Frostburg State College, Frostburg, Maryland.

JOSEPH C. ABELES, private investor, was elected Director of the Company on February 28, 1991. Mr. Abeles serves as Director of
Intermagnetics General Corporation, Patten Corporation, Peridot Holdings, Inc. and Ultralife Batteries, Inc.

JOHN A. CENERAZZO was Chairman of the Board from November 1989 to April 1991. He served as President of the Company from August 1988 through September 1989 and has been a Director since September 1987. He is presently Chairman of the Executive Committee and Director of National Penn Bank Shares, Inc. of Boyertown, Pennsylvania and a Director of National Penn
Bank, a Director of U.S. Axle Corporation, and a Chairman and a Director of InfoCore, Incorporated.

SIDNEY R. KNAFEL, a Director of the Company since 1982, has been Managing Partner of SRK Management Company, a private investment concern, New York, since 1981, Chairman of Insight Communications, Inc. since 1985, and of Microbiological Associates,
Inc. since 1985. Mr. Knafel is also currently a Director of Cellular Communications, Inc., Cellular Communications International,
Inc., Cellular Communications of Puerto Rico, Inc., General American Investors Company, Inc., International CableTel Inc., four
Prudential mutual funds, and other private companies.

Pursuant to the terms of the Preferred Stock, as a consequence of the non-payment of dividends on the Preferred Stock for the past four consecutive dividend payment dates, the holders of Preferred Stock voting together as a single class are entitled to elect two (2) directors, in accordance with the procedures set forth in the Charter and by-laws of the Company. To date, the holders of the Preferred Stock have not exercised such right. In the event they exercise their right, the Board would be expanded to nine (9) directors.

Committees of the Board of Directors

     The Company has two standing committees of the Board of Directors. Set forth below is a description of the functions of those committees and the members of the Board of Directors who serve on such committees.

     Audit Committee. The responsibilities of the Audit Committee include recommending to the Board of Directors the independent certified public accountants to conduct the annual audit of the books and accounts of the Company, reviewing the proposed scope of the audit and approving the audit fees to be paid. The Audit Committee also reviews, with the independent certified public accounts and with the Company's management, the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company. The functions of the Committee were performed by the Board during 1994.

     Compensation Committee. The Compensation Committee approves the salaries of all officers and certain other employees of the Company. It also supervises the administration of all benefit plans and other matters affecting executive compensation, subject to further approval of the Board of Directors. The members of the Compensation Committee during 1994 were Messrs. Thomas L.
Kempner and Sidney R. Knafel. There were no meetings of the Compensation Committee in 1994.

     During 1994, Directors were not compensated for their Board or Committee activities. The Board of Directors held two (2) regular and nine (9) special meetings in 1994.

Executive Compensation

     No executive officer received more than $100,000 in annual aggregate cash compensation for services rendered during the fiscal year ended December 31, 1994.

     Other than the 1986 Stock Option Plan described below, the Company has no profit sharing, incentive compensation or retirement plans.

     The 1986 Stock Option Plan (the "Plan"), which was approved by the stockholders on May 5, 1987 and amended on June 12, 1989, August 8, 1990, and June 23, 1994, provides for the issuance of options to acquire up to 1,200,000 shares of Common Stock of the Company.

     For information concerning the Plan, see "Approval of Amendment to the Company's 1986 Stock Option Plan."

     As of December 31, 1994 there were a total of six (6) persons eligible to participate in the Plan.

     Options to acquire 1,059,750 shares of Common Stock of the Company have been issued and 952,750 shares of Common Stock are outstanding under the Plan. No options were exercised in fiscal 1994.

     The following table sets forth information as to all incentive and non-statutory stock options that have been granted to the executive officers of the Company. No options were granted to executive officers during the year ended December 31, 1994. No options were exercised by any officer during 1994. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options for executive officers as of December 31, 1994 and the values of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

                                   Aggregate Fiscal Year End Option Values
                                               Number of
Dollar Value of
                     Number                    Unexercised Options
Unexercised in-the-Money
                     of Shares     Dollar      At End of Fiscal Year
Options At End of Fiscal Year<F1>
                     Acquired on   Value
Name                 Exercise      Realized    Exercisable/Unexercisable
Exercisable/Unexercisable
   Stephen F. Hiu           ----        ----         265,000/190,000
   $8,640/$2,160
   Patrick F. Monahan       ----        ----         194,500/148,000
   $5,184/$1,296


<F1> The value of unexercised in-the-money options at December 31, 1994 is based on the difference between $.172 per share and the per share option exercise price, multiplied by the number of shares of common stock underlying such option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of Octobner 20, 1995 with respect to beneficial ownership of shares of the Company's outstanding Common Stock and Preferred Stock by (i) each person known to the Company to own more than five percent of its Common Stock or Preferred Stock, (ii) each Director, and (iii) all Directors and Officers as a group.

                                         Common Stock               Preferred
Stock
                        Number of           Number of
Name and Address          Shares              Percent
Shares    Percent
Joseph C. Abeles     2,096,738<F1>  10.7 %      ---      ---
        c/o Abel Associates
        220 E. 42nd Street
        New York, NY  10017

John A. Cenerazzo      282,068<F2>   1.4 %      ---      ---
        Stokesay Castle Lane
        Reading, PA  19606

Stephen F. Hiu         355,500<F3>   1.8 %      ---      ---
        c/o IGENE Biotechnology, Inc.
        9110 Red Branch Road
        Columbia, MD  21045

Thomas L. Kempner    2,409,959<F4>  12.3 %      ---      ---
        c/o Loeb Partners
          Corporation
        61 Broadway
        New York, NY  10006

Michael G. Kimelman  1,033,018<F5>   5.3 %      ---      ---
        c/o Kimelman & Baird, LLC
        100 Park Avenue
        Suite 1101-S2
        New York, NY  10017

Sidney R. Knafel     2,040,932<F6>  10.4 %      ---      ---
        c/o SRK Management
        126 East 56th Street
        New York, NY  10022

Anthony B. Low-Beer    967,078<F7>   4.9 %      ---      ---
        c/o Kimelman & Baird, LLC
        100 Park Avenue, Suite 1105
        New York, NY  10017

Patrick F. Monahan     264,500<F8>   1.4  %
        c/o IGENE Biotechnology, Inc.
        9110 Red Branch Road
        Columbia, MD  21045

All Directors and Officers    9,449,793<F9>    48.2 %
        as a Group (8 persons)

Dow Chemical Company  561,669<F10>   2.9 %    187,500  100.0 %
        2030 Willard H. Dow Center
        Midland, MI  48674

All Shareholders   19,644,046<F11> 100.0 %    187,500  100.0 %

[FN]


   <F1> Includes the following:  1,022,000 shares held by Mr. Abeles, 492,494 shares and warrants for an additional 492,494
        shares subject to the conversion of $123,918 of promissory notes held by Mr. Abeles, 2,250 shares subject to the redemption of 1,125 shares of redeemable preferred stock held by Mr. Abeles, 75,000 shares held by a trust for which
        Mr. Abeles is the trustee, and 12,500 shares subject to the redemption of 6,250 shares of redeemable preferred stock owned by Mr. Abeles' wife. Mr. Abeles disclaims beneficial ownership of the shares held in a trust for which he is trustee and the shares held by his wife.

   <F2> Includes 144,400 shares held by Mr. Cenerazzo and 32,750 shares which are subject to options currently exercisable or
        exercisable within 60 days. Also includes 52,459 shares and warrants for an additional 52,459 shares subject to the conversion of $16,399 of promissory notes held by Mr. Cenerazzo.

   <F3> Includes 500 shares held by Dr. Hiu and 355,000 shares which are subject to options currently exercisable or exercisable within 60 days.

   <F4> Includes 570,012 shares held by Mr. Kempner; 94,000 shares held by a trust under which Mr. Kempner is one of two
        trustees and the sole beneficiary; 165,901 shares held by a trust under which Mr. Kempner is one of two trustees and a one-third beneficiary; 182,526 shares held by his wife; and 257,880 shares held by a trust under which Mr. Kempner is one of two trustees with his brothers as beneficiaries. Also includes 569,820 shares and warrants for an additional 569,820 shares subject to the conversion of $143,088 of promissory notes held by Mr. Kempner. Mr. Kempner has disclaimed beneficial ownership of all but 570,012 shares held in his name; 94,000 shares held by a trust under which he is the sole beneficiary, 55,300 of the shares held by a trust of which he is a one-third beneficiary, and
        569,820 shares and warrants for an additional 569,820 shares subject to the conversion of promissory notes held by
        Mr. Kempner.

   <F5> Includes 81,600 shares held by Mr. Kimelman, and 180,000 shares and warrants for 252,400 shares held by Kimelman &
        Baird, LLC, of which Mr. Kimelman disclaims all but his partnership interest in Kimelman & Baird, LLC. Also includes 259,509 shares and warrants for an additional 259,509 shares subject to the conversion of $65,138 of promissory notes held by Mr. Kimelman.

   <F6> Includes 706,929 shares held by Mr. Knafel and 370,771 shares held in trust for the benefit of Mr. Knafel's sons.
        Also includes 481,616 shares and warrants for an additional 481,616 shares subject to the conversion of $120,877 of promissory notes held by Mr. Knafel.

   <F7> Includes 681,500 shares held by Mr. Low-Beer; 141,789 shares and warrants for an additional 141,789 shares subject to
        the conversion of $66,880 of promissory notes held by Mr. Low-Beer; and 2,000 shares held by trusts under which Mr.
        Low-Beer is the trustee and his children are beneficiaries.

   <F8> Includes 2,000 shares held by Mr. Monahan and 262,500 shares which are subject to options currently exercisable or exercisable within 60 days.

   <F9> Includes 650,250 shares of common stock which are subject to options currently exercisable or exercisable within 60
        days; unexpired warrants to purchase 252,400 shares of common stock; 14,750 shares of common stock subject to the redemption of 7,375 shares of redeemable preferred stock; and 1,997,687 shares of common stock and warrants to purchase an additional 1,997,687 shares of common stock subject to the conversion of $536,300 of promissory notes held by Directors of the Company. Also includes 1,200,000 shares of common stock issued to certain directors on
        August 15, 1995 at $.125 per share (Aggregate price of $150,000). Preferred stock does not include 7,375 shares held or beneficially owned by a Director, which are subject to redemption at the rate of two shares of common stock for each preferred share, and have therefore been included in shares of common stock beneficially owned by Directors at their equivalent value of 14,750 shares of common stock. The redeemable preferred shares carry voting rights prior to their redemption at two votes per share.

   <F10>  Includes 186,669 shares of common stock which represent shares issued in lieu of interest on the $1,500,000 debenture
          held by Dow, and 375,000 shares of common stock subject to the conversion of the $1,500,000 debenture. The debenture carries no voting rights prior to its conversion. Dow has waived certain redemption rights as to the 187,500 shares of preferred stock which it holds and which are not redeemable at the shareholder's option. These limited redemption preferred shares carry no voting rights prior to redemption.

   <R11>  For the purposes of this table, total outstanding shares of common stock includes shares which are outstanding or
          subject to rights of acquisition currently or within sixty days as follows: 14,255,738 shares of common stock outstanding as of August 15, 1995; 688,850 shares of common stock which are subject to options currently exercisable or exercisable within 60 days; 252,400 shares of common stock which are subject to warrants which are currently exercisable; 1,997,687 shares and warrants to purchase an additional 1,997,687 shares of common stock which are subject to the conversion of $536,300 of promissory notes held by Directors; 375,000 shares of common stock which are subject to the conversion of the $1,500,000 debenture held by Dow; and 76,684 shares of common stock which are subject to the redemption of 38,342 outstanding shares of redeemable preferred stock, which shares have not been included in total outstanding preferred stock for the purposes of this table.

APPROVAL OF AMENDMENT TO THE COMPANY'S 1986 STOCK OPTION PLAN

        The 1986 Stock Option Plan (the "Plan") as approved by the stockholders in 1987, and as amended, authorizes the grant of options to purchase up to 1,200,000 shares of the Company's Common Stock to Key Employees of the Company. The
Board of Directors has approved amendments to the Plan to increase the number of shares with respect to which options may be granted from 1,200,000 to 2,000,000. This amendment is subject to stockholder approval. A copy of the Plan as amended to date is attached as Exhibit A. The description of the amended Plan that follows is qualified by reference to the full text.

        The Plan is administered by a committee appointed by the Company's Board of Directors (the "Committee"), by the
Board of Directors itself in the absence of an appointed Committee, or by vote of a majority of the members of the Board of Directors itself if such a Committee currently exists. If a Committee is in existence, it must at all times consist of at least three
Directors who would be ineligible to participate in the Plan. The acts of a majority of the members of the Committee present during a meeting at which at least three members of the Board of Directors who are members of the Committee are present are the valid acts of the Committee.

        The purpose of the Plan is to promote the long-term success of the Company by providing an incentive to officers and employees providing services to the Company and by encouraging such individuals to acquire an ownership interest in the Company.
Any employee or officer or Director of the Company who is determined by the Committee to be a "Key Employee" is eligible to receive options under the Plan. At March 1, 1995, there were six (6) employees, including Messrs. Hiu and Monahan, eligible to participate in the Plan. In determining whether a particular individual is a Key Employee, the Committee may consider the nature of the services rendered by such person, such person's potential contribution to the long-term success of the Company, and such other factors as the Committee deems relevant. The Committee may grant options to Key Employees for such numbers of shares as the Committee may determine. The term of each option granted under the Plan will be for such period as the Committee may determine, but in no event to exceed 10 years from the grant of such option. With respect to options granted, the option price may be greater than, less than or equal to the fair market value of the Company's Common Stock at the time the option is granted, as determined in the discretion of the Committee. On March 1, 1995, the closing asked price of the Company's Common Stock, based on information provided by the National Quotation Bureau, was $.125 per share. The Company may, in conjunction with the grant of options under the Plan, grant bonuses to optionees to assist them in the payment of income tax liabilities incurred under the exercise of options to assist them in the payment of income tax liabilities incurred under the exercise of options, and may make or guarantee loans to optionees to assist them in the exercise of options. No options can be granted by the Committee under the Plan on or after January 22, 1997. The Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options, to the extent not previously exercised.

        Options are exercisable in such number of installments as the Committee may determine. The first such installment becomes exercisable on the first anniversary of the stock option agreement between the Company and the optionee for such percent of the optioned stock as may be determined by the Committee. On each anniversary thereafter, until the option becomes fully exercisable, each installment becomes exercisable for such additional percent of the optioned stock as the Committee may determine.
Options may be exercised by payment in full of the option price in cash, by tender of shares of the Company's Common Stock having a total fair market value on the date of exercise equal to the option price (subject to certain limitations) or such other consideration as may be approved by the Committee. No less than 50 shares of Common Stock may be purchased at one time unless the lesser number purchased is the total number then purchasable under the option. Options are not exercisable after 10 years from the grant of the option, and are subject to earlier termination. The unexercised portion of any option is automatically cancelled upon termination, for any reason, of the optionee's employment with the Company, unless the Committee provides otherwise. Options are not assignable or transferrable, except by will or by the laws of descent and distribution upon the holder's death. The Committee has the power to condition the exercise of any option granted under the Plan on the continued employment by the Company of the Key Employee at the time of exercise or on the attainment of specified performance goals by the Key Employee or by the Company.

        In the event of a reclassification, recapitalization, stock exchange, stock split, stock dividend or other similar event affecting the Company's Common Stock, the number and class of shares under previously granted options and the option price payable upon exercise of such options will be appropriately adjusted by the Committee to reflect the change in such manner as the Committee may determine. In the event of a proposed merger, consolidation, share exchange or similar transaction to which the Company would be a party, or in the case of a tender offer for the Company's stock, the Committee or the Board of Directors may take such action as may be appropriate to protect the holders of options and to effectuate the purposes of the Plan.

        The Board of Directors may terminate, suspend or amend the Plan at any time, without the approval of the Company's stockholders. Stockholder approval is required to amend the Plan to
(i) increase the aggregate number of shares subject thereto, (ii) change the provisions for establishing the option price, (iii) permit options to be exercisable after the period ending on the tenth anniversary date of the grant of the option, (iv) extend the term of the Plan, (v) materially modify the requirements as to eligibility for participation in the Plan or (vi) materially increase the benefits accruing to participants under the Plan.

        Currently, there are a total of six (6) persons eligible to participate in the Plan, of whom two (2) are executive officers, and four (4) are other employees.

        All options to be granted under the Plan are nonstatutory options and are entitled to special tax treatment under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").
The grant of an option is not subject to federal income tax. Upon exercise, the holder recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. An officer of the Company subject to Section 16 of the Securities
Exchange Act of 1934 recognizes income with respect to exercise options six months after the exercise date. The amount of income recognized is measured based on the fair market value of the Common Stock on the date six months from exercise. An officer who exercises an option may elect under Section 83(b) of the Code to be taxed at the time of exercise. In that case, the amount of income received is based on the fair market value of the Common Stock on the exercise date. The Company is entitled to a corresponding deduction for federal income tax purposes (assuming that the applicable withholding requirements are met and that such compensation is reasonable) at the time the participant recognizes income, in an amount equal to the amount recognized by the participant.

        Gain or loss on the subsequent sale of shares received on exercise of an option will be long term capital gain or loss, depending on the holding period of the shares. The Tax Reform Act of 1986 virtually eliminated the distinction between ordinary income and capital gains.

        Holders who are granted a bonus to assist them in the payment of income tax liabilities incurred on the exercise of an option will recognize ordinary income in an amount equal to the amount of bonus received and the Company will receive a corresponding deduction (assuming that such compensation is reasonable).

        The affirmative vote of the holders of at least a majority of the votes represented by the shares of the Company's
Common Stock and Preferred Stock present or represented by Proxy at the Annual Meeting is required for approval of the amendments to the Plan.

        The Board of Directors recommends a vote "FOR" approval of the amendment to the Plan.


RATIFICATION OF ACTION TO CANCEL CERTAIN PROMISSORY NOTES IN EXCHANGE FOR THE ISSUANCE OF
SHARES OF COMMON STOCK AND WARRANTS

Background

        In an effort to keep its expenses low, the Company has been operating on a limited budget, deferring major capital expenditures and suspending the payment of dividends on its preferred stock. It has attempted to raise capital in the last two years, but has not been successful. The Company has, therefore, had to borrow money from time to time from members of its board of directors to pay for the expenses incurred in the operation of the business.

        The directors indicated in the table below made a series of loans to the Company on various dates from August 25, 1993 through March 7, 1995. The loans are evidenced by promissory notes ("Notes") which are payable on demand, provide for the repayment of interest at the prime rate, are convertible, at the option of the directors, into shares of common stock at the fair market value of the stock at the time the Notes were issued, and provide for warrants to purchase the same number of shares of common stock at the same price as the conversion amount and price.

The Exchange

        The Board is seeking ratification of its action on April 3, 1995 to terminate the Notes, including the warrants, and to issue in their place that number of shares of common stock (the "Equivalent Stock") as shall be equal to the principal amount of each of the Notes divided by $.125 which is the per share price of the stock on April 3, 1995, as provided by the National Quotation
Bureau. In addition, each director whose Note is cancelled will receive warrants to purchase the same number of shares of common stock as the Equivalent Stock at the per share price of $.125, which warrants shall expire on April 3, 1998.

   The Purpose of Seeking Stockholder Ratification

        It is unclear whether the Company is required to submit this proposal for stockholder approval under Maryland
General Corporation law; however, because of the vagueness of the Maryland statute, the Company believes it prudent to provide the Directors of the Company participating in the exchange with the protection afforded by the approval of its actions by the stockholders. There may be negative consequences to unaffiliated stockholders if this proposal is ratified. Stockholder approval of the exchange may be a defense or a bar to future lawsuits brought by stockholders who may believe the Company was harmed by this transaction.

        In addition to full Board ratification of the exchange, the Board obtained separate approval from a committee of the Board comprised of two Board members who did not participate in the loans or will not receive stock and warrants if this proposal is ratified. Such separate action by the Committee was taken in order to minimize the potential for a conflict of interest or the appearance of impropriety by the participating Board members; however, the two disinterested Board members are affiliated with the Company in that they hold the positions of President and Director of Manufacturing, respectively, and therefore may indirectly be considered interested parties.

        The Board is further seeking stockholder approval for a reduction in the conversion price of the common stock and warrants to $.125 per share from share prices ranging from $.125 to $.48 per share which amounts were the face value conversion prices of the Notes and warrants being cancelled as part of the exchange.

        The Board noted, upon approval of this transaction on April 3, 1995, that the market price of the Company's common stock was $.125 per share. As an incentive for the Board members to give up their ability to demand immediate repayment of their loans as permitted by the Notes, it approved the reduction in the price per share to $.125.


                              Stock & Warrants to be
                               Issued to Directors
                      Amount of  No. of     No. of
                                   Note              Shares *      Warrants *
J. C. Abeles                   $  123,918     991,344  991,344
J. A. Cenerazzo                16,399         131,192  131,192
T. L. Kempner                  143,088      1,144,704               1,144,704
M. G. Kimelman                 65,138         521,104  521,104
S. R. Knafel                   120,877        967,016  967,016
A. J. Low-Beer                      66,880             535,040        535,040
                                $  536,300           4,290,400      4,290,400


* per share price $.125


Purpose

        The Company believes that it would be in a better position to attract potential investors if the loans were converted to equity on its financial statements. Further, the demand nature of the Notes enables any or all the noteholders to seek the immediate repayment of their Notes, which, if such event occurred, would necessitate the liquidation of the Company to repay such amounts.

        A potential investor indicated that the debt which the Company is presently carrying is a deterrent to its ability to raise money in the future. The exchange described above allows the Company to position itself for future financings without having to repay the Notes as a pre-condition of such financings.

   Impact of the Exchange

        On a primary and fully diluted basis the holdings of each common shareholder will be diluted by approximately 23.2% and 18.9%, respectively, of holdings prior to the exchange, based upon both voting power and book value per share. In addition, Directors and Officers of the Company will increase the amount of fully diluted shares of stock which they beneficially own from 48.2% to 58.0%; however, the Company will receive cash from the exercise of the warrants by the Directors. Further, the shares that will be issued in exchange will be unregistered stock and therefore will not be freely transferable.

        The following table sets forth information as of September 15, 1995 with respect to beneficial ownership of shares of the Company's outstanding common stock, voting power, equity available to common shareholders, and book value per common share before and after ratification of action to cancel certain promissory notes and warrants in exchange for the issuance of common stock and warrants.

                                 Prior to Ratification         After
Ratification
                                 Fully              Fully
                         Primary  Diluted   Primary  Diluted
Percentage of common stock
  beneficially owned:

Officers and directors as a group  31.9 %    48.2 %   47.7 %  58.0 %
All others                68.1 %   51.8 %    52.3 %   42.0 %

     Totals              100.0 %  100.0 %   100.0 %  100.0 %

Percentage of voting power:

Officers and directors as a group  31.8 %    48.2 %   47.5 %  58.0 %
All others                68.2 %   51.8 %    52.5 %   42.0 %

     Totals              100.0 %  100.0 %   100.0 %  100.0 %

Equity available to common
  shareholders (in thousands
  of dollars)           $(2,478)$    821   $(1,942) $   821

Book value per common share     $   (.17)$     .04 $   (.10)$    .03


Fully diluted shares includes all shares subject to options, warrants, and rights of conversion or redemption which are currently exercisable or exercisable within sixty days. Primary shares does not include any shares not presently outstanding which are subject to such options, warrants, or rights of conversion or redemption. Book value per common share is computed using equity available to common shareholders as of June 30, 1995, as modified to include the issue of 1,200,000 shares to certain directors on August 15, 1995 at $.125 per share (aggregate price of $150,000).

   The proforma balance sheet on the following page provides information about the impact of the exchange transaction by showing how it might have affected historical financial statements if the transaction had been consummated at an earlier time.
Proforma statements of operations have not been presented, since the transaction does not affect net loss. The effect of the transaction is to increase common shares outstanding by 4,290,400 shares, thereby producing an antidilutive effect on loss per common share.

The Company would receive $536,300 in cash from the exercise of the warrants, if exercised. The shares issued in the exchange will be unregistered stock, and therefore, will not be freely transferrable.

The Board of Directors recommends a vote "FOR" ratification of action to cancel certain promissory notes in exchange for the issuance of common stock and warrants. Ratification requires the affirmative vote of a majority of votes represented at the meeting.

                         IGENE Biotechnology, Inc.
                          PROFORMA BALANCE SHEETS
                 As of June 30, 1995 and December 31, 1994
                    Unaudited                Unaudited     Audited
Unaudited
                    Historical               Proforma      Historical
Proforma
                    June 30,      Proforma   June 30,      December 31,
Proforma     December 31,
     ASSETS         1995          Adjustments1995          1994
Adjustments  1994
CURRENT ASSETS:
  Cash and cash equivalents$   73,272      $                  $  73,272
$     19,529    $            $      19,529
  Accounts receivable (no      13,831           13,831  10,790
    10,790
  allowance for doubtful accounts)
  Inventory              1,240          1,240              ---      ---
  Prepaid expenses                      3,230                     3,230
     1,438                         1,438
     TOTAL CURRENT ASSETS      91,573                            91,573
    31,757                        31,757
PROPERTY AND EQUIPMENT:
  Property and equipment, at cost     284,131          284,131  284,131
   284,131
  Less accumulated depreciation       253,275                   253,275
   248,932                       248,932
     PROPERTY AND EQUIPMENT, NET       30,856                    30,856
    35,199                        35,199
OTHER ASSETS:
  Security deposits     10,600                  10,600           10,600
                   10,600
     TOTAL ASSETS   $  133,029    $          $ 133,029     $     77,556
$            $      77,556
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and     $  228,492      $                  $ 228,492
$    238,022    $            $     238,022
    accrued expenses
  Debenture interest payable   30,000           30,000  30,000
    30,000
  Promissory notes payable    536,300        (536,300)              ---
   409,550      (409,550)            ---
     TOTAL CURRENT LIABILITIES        794,792        (536,300)  258,492
   677,572      (409,550)        268,022
OTHER LIABILITIES:
  Variable rate subordinated 1,500,000                        1,500,000
 1,500,000                     1,500,000
  debenture
     TOTAL OTHER LIABILITIES 1,500,000                        1,500,000
 1,500,000                     1,500,000
     TOTAL LIABILITIES      2,294,792        (536,300)        1,758,492
 2,177,572      (409,550)      1,768,022
REDEEMABLE PREFERRED STOCK    466,239                           466,239
   463,104                       463,104
STOCKHOLDERS' EQUITY:
  Preferred stock        1,875          1,875    1,875            1,875
  Common stock         130,557 42,904 173,461  130,286  32,764  163,050
  Additional paid-in capital17,170,417493,396       17,663,813    17,113,823
   376,786     17,490,609
  Deficit         (19,930,851)                    (19,930,851)  (19,809,104)
             (19,809,104)
    TOTAL STOCKHOLDER' DEFICIT    (2,628,002)          536,300   (2,091,702)
(2,563,120)        409,550    (2,153,570)
    TOTAL LIABILITIES AND
    STOCKHOLDERS' DEFICIT$    133,029      $       ---       $  133,029
$     77,556    $       ---   $     77,556



INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company proposes and recommends the selection of Berenson & Company as independent accountants to make an examination of the accounts of the Company for the year ending December 31, 1995. Berenson & Company were the independent accountants for the Company's most recently completed fiscal year ended December 31, 1994.

     Representatives of Berenson & Company will not be present in person at the Annual Meeting. They will, however, be given the opportunity to make a statement if they desire to do so, and will be available by telephone to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" the appointment of Berenson & Company as independent auditors of the Company for the year ending December 31, 1995. Such appointment requires the affirmative vote of a majority of votes represented at the meeting.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     No proposals from stockholders have been received for action at the 1995 Annual Meeting to which this Proxy
Statement relates. Proxy materials for the 1996 Annual Meeting are expected to be released on or about May 20, 1996. Accordingly, stockholder proposals intended to be presented at the 1996 Annual Meeting and to be included in the Company's proxy statement and form of proxy relating to the meeting must be received at the Company's principal executive offices not later than February 20, 1996.

OTHER BUSINESS

     As of the date of this Proxy Statement, the management of the Company does not intend to bring any other matters before the Meeting requiring action of the stockholders, nor does it have any information that other matters will be brought before the Meeting. However, if any other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their best judgment.

                         By Order of the Board of Directors



                         Stephen F. Hiu
                         President and Secretary
                         October 13, 1995

                              EXHIBIT A

                      IGENE BIOTECHNOLOGY, INC.

                        1986 STOCK OPTION PLAN

1.   PURPOSE AND SCOPE

     1.1  Purpose.

       The purpose of the 1986 Stock Option Plan (the "Plan") is to promote the long-term success of IGENE
BIOTECHNOLOGY, INC. (the "Company") by providing an incentive to employees and officers providing services to the Company as designated by the Committee (hereinafter defined) of the Company and by encouraging such individuals to acquire a proprietary interest in the Company. The opportunity to acquire a proprietary interest in the Company through the award of options will provide such individuals with additional motivation to further the profitable growth of the Company and will encourage them to remain the employ of the Company.

     1.2  Subsidiaries.

       For purposes of this Plan the term "Company" shall include any corporation, partnership or joint venture in which the Company owns, directly or indirectly, fifty percent (50%) or more of its voting stock, voting control or capital or profits interests.

     1.3  Stock Subject to Plan.

       The stock subject to options to be granted under the Plan shall be shares of the Company's authorized but unissued common stock, or shares of common stock reacquired by the Company and held as treasury stock.
The aggregate number of shares which may be issued pursuant to the exercise of options under this Plan shall not exceed 2,000,000 shares, unless such number of shares is adjusted as provided in Section 5 hereof. In the event that any outstanding option expires or terminates for any reason without having been exercised in full, the shares of common stock allocable to the unexercised portion of such option shall become available for other options under the Plan.

     1.4  Eligibility for Awards.

       Any employee of the Company who is determined by the Committee to be a Key Employee (hereinafter defined) shall be eligible to receive options under the Plan. For purpose of the Plan, the defined term "Key
Employee" as used herein shall include employees and officers of the Company. In no event may a member of the Committee be granted an option.

     1.5  Effective Date and Duration of Plan.

       The Plan shall become effective upon its adoption by the Board of Directors; provided, that no option may be exercised prior to the approval of the Plan by the shareholders of the Company and if the Plan is not approved by the shareholders within twelve months after approval by the Board, it shall terminate and all options previously issued shall be null and void unless the Board expressly approves a resolution to the contrary. Unless previously terminated by the Board of Directors, the Plan shall terminate at 4:00 p.m. Easter Standard Time (E.S.T.) on the tenth anniversary of its adoption by the Board of Directors which date of adoption, for purposes of this agreement, shall be deemed the "Effective Date".

2.   ADMINISTRATION OF PLAN.

     2.1  Administration by Committee.

       The Plan shall be administered by a committee of the Board of Directors appointed pursuant to Section
2.3 hereof (the "Committee") or the Plan may be administered by the Board of Directors itself in the absence of such an appointed Committee or by vote of a majority of the Board of Directors, if such a Committee currently exists. The administration of the Plan shall at all times be in accordance with the requirements of Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time. Where the Board of Directors is administering the Plan, its powers shall be the same as those provided to the Committee in this Plan.

     2.2  Powers of Committee

       The Committee shall have full and final authority in its discretion:

       (i) to determine who are Key Employees of the Company, taking into account the nature of the services rendered by the particular individual, the individual's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

       (ii) to allocate and to grant options from time to time to such Key Employees;

       (iii) to determine the time or times at which options shall be granted;

       (iv) to determine the duration, terms and provisions of the options and option agreements, including, but not limited to, any vesting or other restrictions;

       (v) to condition the exercise of any option granted hereunder on the continued employment by the
Company of the Key Employee at time of exercise or the attainment of specified performance goals by the Key
Employee or by the Company;

       (vi) to restrict the sale or otherwise provide for the repurchase of shares acquired pursuant to the terms of an option granted under the Plan;

       (vii) to determine the fair market value of the common stock and the option price;

       (viii)  to interpret the Plan;

       (ix) to prescribe, amend and rescind rules and regulations relating to the Plan; and

       (x) to make all other determinations, orders and decisions which the Committee deems necessary or advisable for the administration of the Plan. All such determinations and actions shall be conclusively binding for all purposes and upon all persons.

     2.3  Committee.

       2.3.1 The Board of Directors shall appoint a committee to administer the Plan (the "Committee").
The Committee shall at all times contain at least three members of the Board of Directors. All members shall be "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time. Members of the Committee shall not be eligible to receive options under this Plan.

       2.3.2 The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The
Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. The acts of a majority of the Committee during a meeting, at which at least three members of the Board of Directors who are members of the Committee as present (or acts reduced to or approved in writing by a majority of the members of the Committee, including at lease three members of the Board of
Directors who are members of the Committee, without the necessity of holding such a meeting) shall be the valid acts of the Committee.

       2.3.3 The Committee shall keep minutes of its proceedings and shall advise the Board of Directors of all decisions, actions, and determinations made by the Committee. The interpretation and construction by the
Committee of any provision of the Plan, or of any option granted under it, shall be final.

       2.3.4 The Committee shall file with the Board, at least annually, a report which shall state the total number of options granted under the Plan, the total amount, if any, exercised under the Plan, and the number of shares issued pursuant to the exercise of any option, all from the inception of the Plan and from the date of the last report of the Committee or on a calendar year basis through the end of the most recently completed calendar year.

     2.4  Liability Limited.

     To the maximum extent permitted by law, no members of the Board of Directors of the Committee shall be liable for any action or determination made in good faith with respect to the Plan and/or any option granted under it.

     2.5  Indemnification.

       To the maximum extent permitted by law, the members of the Board of Directors and the Committee shall be indemnified by the Company in respect of all their activities under this Plan.

3.   STOCK OPTIONS.

     3.1  Grant of Options by Key Employees.

       3.1.1 The Committee may grant options under the Plan to Key Employees for such number of shares as the Committee may determine. More than one option may be granted to an eligible Key Employee subject to the terms and restrictions set forth herein.

       3.1.2 An option shall not be granted on or after the period which ends at 4:00 p.m., E.S.T., on the tenth anniversary of the Effective Date.

     3.2  Option Price.

       3.2.1 The Committee shall determine the option price of shares of common stock for which options are granted under the Plan. The option price may be greater than, equal to or less than the fair market value of the common stock at the time the option is granted.

       3.2.2 For purposes of this Plan, the "fair market value" of a share of common stock shall equal the ten
(10) trading day average of the mean between the high dealer "bid" and the low dealer "ask" price for the common stock in the over-the-counter market for the ten trading day period ending as of the last trading day prior to the date the option is granted, as published in such source or sources as the Committee shall determine.
If the common stock is reported on the National Association of Securities Dealers Automated Quotation
National Market System ("NASDAQ/NMS"), then the fair market value of a share of common stock shall equal the 10 trading day average of the closing price per share for the ten trading day period ending as of the close of market trading on the last trading day prior to the date an option is granted; or if no closing price shall have been reported on that date, for the ten trading day period ending as of the next preceding day on which there was a reported closing price. If the stock is listed on a national exchange on the relevant date, the last quoted sales price on the exchange where the common stock is principally traded shall be used for purposes of determining fair market value. If the common stock is not listed on a national exchange or the closing price is not reported by NASDAQ/NMS or there is no "bid" or "ask" price in the over-the-counter market, then the fair market value of the common stock shall be determined by the Committee, in its sole discretion.

     3.3  Terms of Options

       3.3.1 The term of each option granted under this Plan shall be for such period as the Committee shall determine, not to exceed the period which ends at 4:00 pm. , E.S.T., on the last business day preceding the tenth anniversary of the grant of the option as provided in the stock option agreement, and shall be subject to earlier termination as hereinafter provided. An option shall not be exercisable after the expiration of the period which ends at 4:00 p.m., E.S.T., on the last business day preceding the tenth anniversary of the grant of the option as provided in the stock option agreement.

     3.4  Exercise of Options

       3.4.1 Subject to the provisions of Section 3.4.4, each option shall be exercisable in accordance with its terms unless the option is cancelled or otherwise lapses due to termination of employment, death or retirement.
If an option is not immediately exercisable in full, the Committee may, in its discretion, accelerate the time when such option may be exercised.

       3.4.2 To exercise an option in whole or in part, a Key Employee holding an option shall give written notice of exercise to the Committee no later than 4:00 p.m., E.S.T., on the day the option or any portion thereof is exercisable specifying the number of shares as to which the option is being exercised, accompanied by payment in full of the option price for such shares either in cash, shares of the Company's common stock having a total fair market value on the date of exercise equal to the option price (including shares acquired upon exercise of an option), or in such other consideration as approved by the Committee in its sole discretion. Not less than 50 shares may be purchased at any one time unless the number purchased is the total number then purchasable under the option. The granting of an option shall impose no obligation upon the holder to exercise such option.

       3.4.3 The Company may make or guarantee loans to holders of options to assist them in the exercise of their options, but shall have no obligation to do so.

       3.4.4 The Company may grant bonuses to holders of options to assist them in the payment of income tax liabilities incurred on the exercise of such options.

       3.4.5 The exercise of each option shall also be subject to any restrictions, terms or conditions contained in the rules and regulations of the Committee or in the option agreement.

     3.5  Option Agreement.

     Promptly after the grant of an option under the Plan, and before the exercise of any part thereof, the Company and the Key Employee shall execute an option agreement incorporating the terms of this Plan and specifying the option price, the number of shares of common stock subject to the option, the terms and conditions of the option, and such other matters, as the Committee in its sole discretion may determine.

4.   TERMINATION OF EMPLOYMENT.

     4.1  Termination Other Than by Reason of Death, Disability or Retirement.

       The unexercised portion of any option automatically shall be cancelled on the date the holder's employment as an employee or officer, as the case may be, terminates for any reason (other than by reason of death, disability or retirement) except that the Committee may, in its absolute discretion, extend the privilege to exercise all or any part of the option until the end of its stated term or for any lesser period it deems appropriate.

     4.2  Death, Disability or Retirement.

       If the holder of an option ceases to be in the employ of the Company by reason of death, disability, or retirement on or before the holder reaches the age of 65, then the holder or the person to whom the option shall have been transferred by will or the laws of descent and distribution, may exercise all or any part of the option exercisable on the date of death, disability or retirement, provided such exercise occurs within six months after the date the holder dies, becomes disabled or retires (but not later than the end of the stated term of the option). Notwithstanding the foregoing, the Committee may, in its absolute discretion, extend the privilege to exercise all or any part of the option until the end of its stated term. For purposes of this Section, "disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than three months, as determined by the Committee.

5.   STOCK ADJUSTMENTS.

     5.1  Changes in Capital Structure.

       In the event of a reclassification, recapitalization, combination or exchange of stock, stock split, stock dividend, or other similar event affecting shares of the Company, the number and class of shares granted, the number or rights, the number and class of shares which may be issued upon exercise of options previously granted, and the price per share payable upon exercise of such options shall be equitably adjusted by the
Committee to reflect the changes in such manner as the Committee, in its sole discretion, may deem appropriate.
No fractional shares of stock shall be issued under the Plan on account of such adjustments.

     5.2  Sale, Merger or Tender Offer.

       In the event of any proposed merger, consolidation, share exchange, or similar transaction to which the
Company would be a party, or in the case of a tender offer for stock of the Company, the Committee or the
Board may take such action in such manner as the Committee or the Board, as the case may be, in its sole discretion, deems appropriate to effectuate the purposes of this Plan and to protect the holder of options, which action may include, but without limitation, any one or more of the following: accelerate or change of the exercise dates of any option; terminate options for the payment of consideration for the cancellation and surrender of any option; and in any case where equity securities other than common stock of the Company are proposed to be delivered in exchange for or with respect to common stock of the Company, provide that any option shall become one or more options with respect to such other equity securities.

     5.3  Liquidation or Dissolution.

       If the Company dissolves and liquidates (other than pursuant to a plan of merger of reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any option agreement, each holder of an option shall have the right to exercise any option which is currently exercisable pursuant to the terms of his stock option agreement at any time up to ten days prior to the date of such liquidation and dissolution as determined by the Board. The Committee may establish a different period for exercise by notice to the holder, and it may establish limitations on exercise to avoid subjecting the holder to liability under Section 16(b) of the Securities Exchange Act of 1934. Any option not so exercised shall terminate at 4:00 p.m. on the tenth day prior to the date of such liquidation or dissolution.

     5.4  Limitation on Rights of Holder.

       Except as expressly provided in Section 5.1, 5.2 or 5.3 hereof, the holder of an option shall have no rights by reason of the issuance of (i) shares of common stock of the Company pursuant to this Plan, (ii) additional shares of common stock, (iii) any other security or debenture convertible into common stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of common stock subject to an option or the price of such option.

     5.5  Rights of the Company.

       5.5.1 The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional shares of stock; to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; to participate in a merger, consolidation, or share exchange with another corporation; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

       5.5.2 In making any adjustment or taking any action under this Section 5, or in determining that no such adjustment or action is appropriate, the Committee and the Board may rely upon the advice of counsel and accountants of the Company and the determination shall be conclusive.

6.   AMENDMENT OF THE PLAN.

     The Board of Directors may at any time terminate, suspend or amend the Plan. However, no such amendment shall, without the approval of the stockholders of the Company:

       (i) increase the aggregate number of shares which may be issued in connection with options with the exception of the adjustment provisions in Section 5.1;

       (ii)    change the provisions for establishing the option price;

       (iii) permit options to be exercisable after the period ending on the tenth anniversary of the grant of the option as provided in the stock option agreement;

       (iv)    extend the term of the Plan;

       (v) materially modify the requirements as to eligibility for participation in the Plan; or

       (vi) materially increase the benefits accruing to participants under the Plan.

7.   MISCELLANEOUS.

     7.1  Non-Transferability of Options.

       No option granted hereunder shall be transferable otherwise than by will or the laws of descent and distribution. During the lifetime of the holder, an option may be exercised only by him or, during the period he is under a legal disability, by his guardian or legal representative.

     7.2  Non-Guarantee of Employment.

       Nothing in the Plan, any option agreement, or any option shall be construed as a contract of employment between the Company and the holder, or as a contractual right to continue in the employ of the Company or as a limitation of the right of the Company to discharge the holder at any time.

     7.3  No Rights of Stockholder.

       The holder of an option shall not have any of the rights of a stockholder with respect to the shares that may be issued upon the exercise of the option until such shares have been issued to him upon the due and proper exercise of the option, including payment to the Company of the consideration for the stock to be issued.

     7.4  Legal Restrictions.

       The Company will not be obligated to issue shares of common stock if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and any securities association or exchange upon which the common stock is traded. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The shares of common stock issued under this Plan shall be subject to such legends as may be required by law or as may be deemed appropriate by the
Company to ensure compliance with applicable securities laws; any such legend may restrict transfer of that stock, unless such transfer is made pursuant to a proper registered offering or an exemption to such a registration requirement as evidenced by an opinion of the optionee's counsel acceptable to the Company in its sole discretion. The Company shall in no event be obliged to take any action in order to cause the exercise of any option.

     7.5  Modification, Extension ad Renewal of Options.

       Subject to the terms and conditions of the Plan and any option agreement, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options, to the extent not previously exercised, and authorize the granting of new options in substitution therefor. The
Committee may not change the terms or conditions of any outstanding option in a manner that would adversely affect the rights of the holder without the express written consent of the holder unless permitted by the terms of this Plan or the option agreement.

     7.6  Application of Funds.

       The proceeds received by the Company from the sale of common stock pursuant to the exercise of options shall be used for its general corporate purposes.

     7.7  Exclusion From Retirement and Fringe Benefit Computation.

       The aware and exercise of options pursuant to the Plan shall not be taken into account as "wages",
"salary", or "compensation" in determining eligibility, benefits or otherwise under (i) any pension, retirement, profit-sharing or other qualified or non-qualified plan or deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group life or disability insurance, or (iii) any form of extraordinary pay including, but not limited to, bonuses, sick pay and vacation pay.

     7.8  Withholding Taxes.

       The Company shall have the right to deduct from any compensation or any other payment of any kind due the holder of an option the amount of any federal, state or local taxes required by law to be withheld as the result of the disposition of shares acquired pursuant to the exercise of an option. In lieu of such deduction, the Company may require the holder to make a cash payment to the Company equal to the amount required to be withheld. In the event the holder does not make such payment when requested, the Company may refuse to issue any stock certificate pursuant to the exercise of any option until arrangements satisfactory to the Committee for such payment have been made.

     7.9  Limitation on Exercise.

       Notwithstanding anything in the Plan or any option agreement to the contrary, the Committee may restrict the right to exercise an option to the extend that such exercise would trigger an "excess parachute payment" (as that term is defined in Section 280G(b) of the Internal Revenue Code of 1954, as amended).

     7.10 Gender.

       As used herein the masculine gender shall include the feminine as the identify of an employee may require.

     7.11 Governing Law.

       The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its conflict of laws, rules, and principles Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Maryland without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

     7.12 Headings.

       The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     7.13 Notices.

       All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the employee at the address contained in the records of the Company, or to the Company for the attention of its Secretary at its principal office.

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